The Tax-Exempt Fund of Maryland
6455 Irvine Center Drive
Irvine, CA 92618

Telephone (949) 975-5000
Fax (949) 975-4325

January 31, 2013

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$4,740
Class B	$23
Class C	$487
Class F1	$284
Class F2	$303
Total	$5,837

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.2572
Class B	$0.1953
Class C	$0.1913
Class F1	$0.2451
Class F2	$0.2686

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	18,395
Class B	108
Class C	2,598
Class F1	1,124
Class F2	1,252
Total	23,477

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$16.51
Class B	$16.51
Class C	$16.51
Class F1	$16.51
Class F2	$16.51

The Tax-Exempt Fund of Virginia 6455 Irvine Center Drive Irvine, CA 92618 Telephone (949) 975-5000 Fax (949) 975-4325

January 31, 2013

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$6,069
Class B	$30
Class C	$478
Class F1	$554
Class F2	$451
Total	$7,582

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.2614
Class B	$0.1962
Class C	$0.1919
Class F1	$0.2485
Class F2	$0.2723

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	23,980
Class B	148
Class C	2,511
Class F1	2,133
Class F2	1,705
Total	30,477

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$17.41
Class B	$17.41
Class C	$17.41
Class F1	$17.41
Class F2	$17.41